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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Screaming Media.com Inc.
New York, New York


We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-30548 of Screaming Media.com Inc. of our report dated December 28, 1999, appearing in the Prospectus, which is a part of such Registration Statement.



We also consent to the references to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.








                                   /s/ DAVID TARLOW & CO., C.P.A., P.C.
                                   ------------------------------------
                                   David Tarlow & Co., C.P.A., P.C.






New York, New York
April 12, 2000